Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-181531 and 333-193206) and the Registration Statements on Form S-8 (No. 333-181526 and 333-149190) of Breitburn Energy Partners LP of our report dated March 3, 2014 relating to the consolidated financial statements of QR Energy, LP, which appears in this Current Report on Form 8-K of Breitburn Energy Partners LP.

/s/ PricewaterhouseCoopers

Houston, TX

October 6, 2014